UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019 (February 15, 2019)
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NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 975-9436
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, on January 12, 2019, NCI Building Systems, Inc. (“we”, “us”, the “Company” or “NCI”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Environmental Materials, LLC, a Delaware limited liability company (“Environmental Stoneworks”), the Members of Environmental Materials, LLC (the “Sellers”) and Charles P. Gallagher and Wayne C. Kocourek, solely in their capacity as the Seller Representative (as defined in the Purchase Agreement), pursuant to which, on February 20, 2019 (the “Closing Date”), NCI’s wholly-owned subsidiary, Ply Gem Industries, Inc., purchased from the Sellers 100% of the outstanding limited liability company interests of Environmental Stoneworks (the “Closing”) for total consideration of approximately $187,000,000, including assumption of debt, subject to post-closing adjustments (the “Aggregate Consideration”). Following the Closing, Environmental Stoneworks became a wholly owned subsidiary of the Company.
In anticipation of the Closing, on February 15, 2019, Ply Gem Industries, Inc. borrowed $200.0 million under the Company’s asset-based revolving credit facility (the “ABL Facility”) to fund the payment of the Aggregate Consideration, as well as other related transaction fees and expenses. For a description of the ABL Facility, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2018.
In connection with the Closing, the Company entered into the Sixth Supplemental Indenture, dated as of February 20, 2019 (the “Supplemental Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee (the “Trustee”), which supplements that certain Indenture, dated as of April 12, 2018 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Company, the subsidiary guarantors party thereto and the Trustee. Pursuant to the terms of the Supplemental Indenture, Environmental Stoneworks and its subsidiaries agreed to fully and unconditionally guarantee the Company’s obligations under the Indenture.
A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 concerning the Company’s obligations under the ABL Facility is hereby incorporated herein by reference.
Item 8.01 Other Events.
On February 20, 2019, the Company issued a press release announcing the Closing, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of February 20, 2019, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee
99.1	Press release dated February 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Executive Vice President and Chief Financial Officer

Date: February 20, 2019

Exhibit Index

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of February 20, 2019, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee
99.1	Press release dated February 20, 2019